EXHIBIT 10.4

SUBLEASE AGREEMENT

This Sublease Agreement ("Sublease"), dated as of June 4, 2025 (the "Effective Date"), is entered into between Wisconsin Heavy Fabrication, LLC a Delaware limited liability company ("Sublandlord") and Broadwind Heavy Fabrications, Inc., a Wisconsin corporation ("Subtenant" and, together with Sublandlord, collectively referred herein as the "Parties" or individually as a "Party").

RECITALS

WHEREAS, Sublandlord is the tenant under that certain Industrial Lease Agreement dated of even date herewith (the “Prime Lease” or “Lease”) by and between City Centre, L.L.C., a Wisconsin limited liability company (“Prime Landlord”) and Sublandlord, pursuant to which Prime Landlord leases to Sublandlord certain “Premises” (as more particularly described in the Prime Lease and located in the City of Manitowoc, Wisconsin); and

WHEREAS, the Sublandlord and Subtenant have entered into an Asset Purchase Agreement of even date herewith (the “Asset Purchase Agreement”); and

WHEREAS, Sublandlord desires to sublease all or a portion of the Premises to Subtenant, and Subtenant desires to sublease all or a portion of the Premises from Sublandlord, in accordance with the terms and conditions of this Sublease.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Demise.

Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, the areas of the Premises marked on Exhibit A hereto ("Subleased Premises"). In connection with the use of the Subleased Premises, subject to all terms and conditions of the Prime Lease and subject to any rules of the Prime Lease, Subtenant shall also have the non-exclusive right to use the common areas at the Premises that Sublandlord has the right to use under the Prime Lease.

2.    Term.

(a)    The term of this Sublease ("Term") shall commence on the date hereof ("Sublease Commencement Date") and shall expire at the earlier of (i) midnight on August 31, 2025, (ii) the date that Subtenant has fully vacated the Premises, and (iii) the termination of the Asset Purchase Agreement ("Sublease Expiration Date"), unless sooner terminated or cancelled in accordance with the terms and conditions of this Sublease.

(b)    Subtenant shall not be entitled to exercise any options to extend or renew the term of the Prime Lease. These options are expressly retained by Sublandlord and may be exercised or waived by Sublandlord in its sole and absolute discretion.

(c)    If for any reason the term of the Lease is terminated prior to the Sublease Expiration Date, this Sublease shall terminate on the date of such termination and Sublandlord shall not be liable to Subtenant for such termination. Notwithstanding the foregoing, Sublandlord (i) represents and warrants to Subtenant that the term of the Lease is not scheduled to expire prior to the Sublease Expiration Date, and (ii) covenants to Subtenant that Sublandlord shall not take or permit any action to cause the Lease to be terminated prior to the Sublease Expiration Date without the prior written consent of Subtenant.

3.    Permitted Use.

Subtenant shall use and occupy the Subleased Premises solely in accordance with, and as permitted under, the terms of the Lease and for no other purpose.

4.    Payment of Base Rent and CAM Charges.

(a)    Throughout the Term of this Sublease, Subtenant shall pay to Sublandlord fixed base rent ("Base Rent") at the rate of Eighty-Two Thousand Two Hundred Twenty-Seven and 00/100 Dollars ($82,227.00) per month. Subtenant shall pay to Sublandlord the first monthly installment of Base Rent within ten (10) days of the execution of this Sublease and shall pay all other monthly installments of Base Rent on or before the first day of each month the Lease Term.

(b)    All Base Rent shall be due and payable by ACH or wire transaction on the first (1st) day of each and every month, without demand therefor unless otherwise designated by Sublandlord and without any deduction, offset, abatement, counterclaim, or defense, except as otherwise permitted herein. The monthly installments of Base Rent payable on account of any partial calendar month during the Term of this Sublease, if any, shall be prorated.

(c)    During the Term of this Sublease Sublandlord and Subtenant may agree that Subtenant no longer needs the full amount of the Subleased Premises, and if the size of the Subleased Premises is reduced, the Base Rent shall be reduced proportionally as mutually agreed by Sublandlord and Subtenant.

(d)    If during the Term of this Sublease, Sublandlord wishes to engage Subtenant to perform certain work on behalf of Sublandlord in anticipation of the Closing (as defined in the Asset Purchase Agreement), the Parties shall mutually agree in writing to the scope of such work and amounts payable therefore.

(e)    In addition, throughout the Term of this Sublease, Subtenant shall be responsible for any CAM Charges and for Tenant’s Share of Peninsula Real Estate Taxes (collectively, “Additional Charges”) with respect to the Subleased Premises, and shall promptly reimburse Sublandlord following receipt of notice of Additional Charges being imposed on Sublandlord by Prime Landlord. For the avoidance of doubt, the Additional Charges shall be pro-rated between Subtenant, on the one hand, and Sublandlord or any other subtenant(s) of Sublandlord, on the other, for the Premises by multiplying the applicable Additional Charges by a percentage calculated by dividing the total number of rentable square feet which Subtenant occupies on the first (1st) floor of all building(s) within the Subleased Premises by the total number of rentable square feet on the first (1st) floor of all building(s) within the Premises.

(f)     In the event of Sublandlord’s failure to pay the Prime Landlord any amounts due under the Prime Lease (including, without limitation, Base Rent or Additional Charges), at Prime Landlord’s written request, Subtenant shall pay all amounts due hereunder to Prime Landlord until such time as Sublandlord becomes compliant with the terms of the Prime Lease.

5.    Intentionally Deleted.

6.    Incorporation of Lease by Reference.

The terms, covenants, and conditions of the Lease are incorporated herein by reference, except to the extent they are expressly modified by the provisions of this Sublease. Every term, covenant, and condition of the Lease binding on or inuring to the benefit of Prime Landlord shall, in respect of this Sublease, be binding on or inure to the benefit of Sublandlord as it pertains only to the Subleased Premises during the Term and every term, covenant, and condition of the Lease binding on or inuring to the benefit of Sublandlord shall, in respect of this Sublease, be binding on and inure to the benefit of Subtenant as it pertains only to the Subleased Premises during the Term. Whenever the term "Lessor" or "Landlord" appears in the Lease, the word "Sublandlord" shall be substituted therefore; whenever the term "Lessee" or "Tenant" appears in the Lease, the word "Subtenant" shall be substituted therefore; and whenever the word "Premises" appears in the Lease, the word "Subleased Premises" shall be substituted therefore. Notwithstanding anything herein to the contrary, any provisions of the Lease pertaining to Base Rent, additional rent or tenant improvement obligations shall not be applicable as between Subtenant and Sublandlord.

7.    Subordination to Lease.

This Sublease is subject and subordinate to the provisions set forth in the Prime Lease, a redacted copy of which is attached hereto as Exhibit B and made a part of this Sublease.

8.    Representations of Sublandlord.

Sublandlord represents and warrants the following is true and correct as of the date hereof:

(a)    Sublandlord is the tenant under the Lease and has the capacity to enter into this Sublease with Subtenant, subject to Prime Landlord's consent, which is evidenced by Prime Landlord’s executed acknowledgment herein.

(b)    The Lease attached hereto as Exhibit B is a true, correct, and complete copy of the Lease, is in full force and effect, and has not been further modified, amended, or supplemented except as expressly set out herein.

(c)    Sublandlord has not received any notice, and has no actual knowledge, of any default by Sublandlord under the Lease.

9.    AS-IS Condition.

Subtenant accepts the Subleased Premises in its current, "as-is" condition. Sublandlord shall have no obligation to furnish or supply any work, services, furniture, fixtures, equipment, or decorations. Notwithstanding the forgoing, Sublandlord shall allow Subtenant to utilize all furniture, fixtures, and equipment (“FFE”) currently located on the Subleased Premises at no cost to Subtenant. On or before the Sublease Expiration Date or earlier termination or expiration of this Sublease, Subtenant shall surrender the Subleased Premises in substantially the same condition existing as of the Sublease Commencement Date, ordinary wear and tear and the obligations of Prime Landlord and Sublandlord excepted. The obligations of Subtenant hereunder shall survive the expiration or earlier termination of this Sublease for a period of three (3) months.

10.    Performance by Sublandlord.

Notwithstanding any other provision of this Sublease, Sublandlord shall have no obligation: (a) to furnish or provide, or cause to be furnished or provided, any repairs, restoration, alterations, or other work, or electricity, heating, ventilation, air-conditioning, water, elevator, cleaning, or other utilities or services; or (b) to comply with or perform or, except as expressly provided in this Sublease, to cause the compliance with or performance of, any of the terms and conditions required to be performed by Prime Landlord under the terms of the Lease. Subtenant hereby agrees that Prime Landlord is solely responsible for the performance of the foregoing obligations, but only to the extent set forth in the Prime Lease. Notwithstanding the foregoing, on the written request of Subtenant, Sublandlord shall make a written demand on Prime Landlord to perform its obligations under the Lease with respect to the Subleased Premises if Prime Landlord fails to perform same within the time frame and in the manner required under the Lease; provided, however, Subtenant shall not be required to bring any action against the Prime Landlord to enforce its obligations.

11.    No Privity of Estate; No Privity of Contract.

Nothing in this Sublease shall be construed to create privity of estate or privity of contract between Subtenant and Prime Landlord.

12.    No Breach of Lease.

Subtenant shall not do or permit to be done any act or thing, or omit to do anything, which may constitute a breach or violation of any term, covenant, or condition of the Lease, notwithstanding such act, thing, or omission is permitted under the terms of this Sublease.

13.    Subtenant Defaults.

(a)    If Subtenant fails to cure a default under this Sublease within any applicable grace or cure period contained in the Lease (as such applicable grace or cure period is modified by Section 6 herein), Sublandlord, after fifteen (15) days' notice to Subtenant, shall have the right, but not the obligation, to seek to remedy any such default on the behalf of, and at the expense of, Subtenant, provided, however, that in the case of: (i) a life safety or property related emergency; or (ii) a default which must be cured within a time frame set out in the Lease which does not allow sufficient time for prior notice to be given to Subtenant, Sublandlord may remedy any such default after giving to Subtenant only such notice as is commercially reasonable given the circumstances. Any reasonable cost and expense (including, without limitation, reasonable attorneys' fees and expenses) so incurred by Sublandlord shall be due and payable by Subtenant to Sublandlord within fifteen (15) days after notice from Sublandlord.

(b)    If Subtenant fails to pay any installment of Base Rent or Additional Charges within five (5) days after the due date of such payment, Subtenant shall pay to Sublandlord a "late charge" of five percent (5%) of the amount then overdue for the purposes of defraying the expense of handling such delinquent payment.

(c)    If Subtenant fails to pay any installment of Base Rent or Additional Charges within fifteen (15) days from the due date of such payment, in addition to the payment of the late charge set out immediately above, Subtenant shall also pay to Sublandlord interest at the Default Rate (hereinafter defined) from the due date of such payment to the date payment is made. "Default Rate" shall mean a rate per annum equal to the lesser of: (i) two percent (2%) in excess of the prime rate of Wall Street Journal on the due date of such Base Rent or Additional Charges; and (ii) the highest rate of interest permitted by applicable laws.

14.    Consents.

Whenever the consent or approval of Sublandlord is required, Subtenant shall also be obligated to obtain the written consent or approval of Prime Landlord, if required under the terms of the Lease. Sublandlord shall promptly make such consent request on behalf of Subtenant and Subtenant shall promptly provide any information or documentation that Prime Landlord may request. Subtenant shall reimburse Sublandlord, not later than fifteen (15) days after written demand by Sublandlord, for any fees and disbursements of attorneys, architects, engineers, or others charged by Prime Landlord in connection with any consent or approval necessitated by a request from Subtenant. Sublandlord shall have no liability of any kind to Subtenant for Prime Landlord’s failure to give its consent or approval.

15.    Prime Landlord Consent to Sublease.

Prime Landlord hereby consents to this Sublease and confirms the effectiveness of that certain Lease Termination and Reinstatement Agreement dated as of the date hereof by and between Prime Landlord and Subtenant for, subject to the reinstatement terms thereof, the termination of (i) that certain Amended and Restated Industrial Lease Agreement – Buildings 101, 102 and 103 dated as of December 31, 2024; (ii) that certain Amended and Restated Industrial Lease Agreement – Buildings 104, 106, 120, 125, 128, 129, 130, 131, 143, 144 dated as of December 31, 2024; and that certain Amended and Restated Industrial Lease Agreement – Fabrication Building dated as of December 31, 2024..

16.    Assignment or Subletting.

Subtenant shall not sublet all or any portion of the Subleased Premises or assign, encumber, mortgage, pledge, or otherwise transfer this Sublease (by operation of law or otherwise) or any interest therein, without the prior written consent of: (a) Sublandlord, which consent shall not be unreasonably withheld or may be withheld; and (b) Prime Landlord.

17.    Release.

Subtenant shall cause its insurance carriers to include any clauses or endorsements in favor of Sublandlord, Prime Landlord, and any additional parties, which Sublandlord is required to provide under the provisions of the Prime Lease.

18.    Notices.

All notices and other communications required or permitted under this Sublease shall be given in the same manner as in the Prime Lease. Notices shall be addressed to the addresses set out below:

To Subtenant at:	Broadwind Heavy Fabrications, Inc. c/o Broadwind, Inc. 3240 S. Central Ave. Cicero, IL 60804 Attention: Eric Blashford, President and CEO

To Sublandlord at:	Wisconsin Heavy Fabrication, LLC c/o IES Infrastructure Solutions, LLC 13131 Dairy Ashford Road, 5th Floor Sugar Land, Texas 77478

19.    Brokers.

Sublandlord and Subtenant each represent to the other that it has not dealt with any broker in connection with this Sublease and the transactions contemplated hereby. Sublandlord and Subtenant each indemnify and hold harmless the other from and against all claims, liabilities, damages, costs, and expenses (including without limitation reasonable attorneys' fees and other charges) arising out of any claim, demand, or proceeding for commissions, fees, reimbursement for expenses, or other compensation by any person or entity who shall claim to have dealt with the indemnifying party in connection with the Sublease. This Section 19 shall survive the expiration or earlier termination of this Sublease.

20.    Amendments and Modifications.

This Sublease may not be modified or amended in any manner other than by a written agreement signed by the party to be charged.

21.    Successors and Assigns.

The covenants and agreements contained in this Sublease shall bind and inure to the benefit of Sublandlord and Subtenant and their respective permitted successors and assigns.

22.    Counterparts.

This Sublease may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original for all purposes, and all such counterparts shall together constitute but one and the same instrument. A signed copy of this Sublease delivered by either facsimile, email, or any other form of electronic transmission (e.g. DocuSign) shall be deemed to have the same legal effect as delivery of an original signed copy of this Sublease.

23.    Defined Terms.

All capitalized terms not otherwise defined in this Sublease shall have the definitions contained in the Prime Lease.

24.    Choice of Law.

This Sublease shall be governed by, and construed in accordance with, the laws of Wisconsin, without regard to conflict of law rules.

IN WITNESS WHEREOF, the parties have caused this Sublease to be executed as of the Effective Date.

SUBLANDLORD:
Wisconsin Heavy Fabrication, LLC
a Delaware limited liability company

By:	/s/ Tracy McLauchlin
Name: Tracy McLauchlin
Title: Vice President, CFO & Treasurer

SUBTENANT:
Broadwind Heavy Fabrications, Inc.,
a Delaware corporation

By:	/s/ Eric B. Blashford
Name: Eric B. Blashford
Title: Authorized Representative

Prime Landlord joins below solely for purposes of consenting to the sublease of the Premises from Sublandlord to Subtenant. Nothing contained herein shall be interpreted to or have the effect of modifying the terms or conditions of the Prime Lease in any way.

PRIME LANDLORD:

City Centre, L.L.C.,

a Wisconsin limited liability company

By	/s/ Peter C. Allie
Name: Peter C. Allie
Title: Agent